Springleaf Finance Corporation,

as Issuer

6.00% Senior Notes due 2020

_______________

INDENTURE

Dated as of May 29, 2013

_______________

Wilmington Trust, National Association,
as Trustee

CROSS-REFERENCE TABLE

Trust Indenture Act	Section
310(a)(1)	7.10
(a)(2)	7.10
(a)(3)	N.A.
(a)(4)	N.A.
(a)(5)	7.10
(b)	7.3, 7.8, 7.10
(c)	N.A.
311(a)	7.11
(b)	7.11
312(a)	2.5
(b)	11.3
(c)	11.3
313(a)	7.6
(b)(1)	N.A.
(b)(2)	7.6
(c)	7.6, 11.2
(d)	7.6
314(a)	4.5, 4.6
(b)	N.A.
(c)(1)	11.4
(c)(2)	11.4
(c)(3)	11.4
(d)	N.A.
(e)	11.5
(f)	N.A.
315(a)	7.1
(b)	7.5, 11.2
(c)	7.1
(d)	7.1
(e)	6.11
316(a)(1)(A)	6.5
(a)(1)(B)	6.4
(a)(2)	N.A.
(b)	6.7
(c)	N.A.
317(a)(1)	6.8
(a)(2)	6.9
(b)	8.5
318(a)	11.1
(b)	N.A.
(c)	11.1

_______________

•

This Cross-Reference Table shall not, for any purpose, be deemed a part of this Indenture.

N.A. means not applicable.

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.

Definitions.

1

Section 1.2.

Other Definitions.

8

Section 1.3.

Incorporation by Reference of Trust Indenture Act.

8

Section 1.4.

Rules of Construction.

9

Section 1.5.

Acts of Holders.

9

ARTICLE II

THE NOTES

Section 2.1.

Form and Dating.

10

Section 2.2.

Execution and Authentication.

11

Section 2.3.

Registrar and Paying Agent.

12

Section 2.4.

[Reserved].

12

Section 2.5.

Holder Lists.

12

Section 2.6.

Transfer and Exchange.

13

Section 2.7.

Replacement Notes.

26

Section 2.8.

Outstanding Notes.

26

Section 2.9.

Treasury Notes.

26

Section 2.10.

Temporary Notes.

27

Section 2.11.

Cancellation.

27

Section 2.12.

Defaulted Interest.

27

Section 2.13.

Persons Deemed Owners.

27

Section 2.14.

CUSIP Numbers.

28

ARTICLE III

REDEMPTION AND REPURCHASE

Section 3.1.

Notices to Trustee.

28

Section 3.2.

Selection of Notes.

28

Section 3.3.

Notice of Optional Redemption.

29

Section 3.4.

Effect of Notice of Redemption.

30

Section 3.5.

Deposit of Redemption Price.

30

Section 3.6.

Notes Redeemed or Repurchased in Part.

30

Section 3.7.

Optional Redemption.

31

Page

ARTICLE IV

COVENANTS

Section 4.1.

Payment of Notes.

31

Section 4.2.

Maintenance of Office or Agency.

31

Section 4.3.

Money for Note Payments To Be Held in Trust.

31

Section 4.4.

Corporate Existence.

32

Section 4.5.

Compliance Certificate.

33

Section 4.6.

Commission Reports.

33

Section 4.7.

Limitation on Mortgages.

34

ARTICLE V

SUCCESSORS

Section 5.1.

Merger and Consolidation.

36

Section 5.2.

Rights and Duties of Successor Entity.

37

ARTICLE VI DEFAULTS AND REMEDIES

Section 6.1.

Events of Default.

37

Section 6.2.

Acceleration.

38

Section 6.3.

Other Remedies.

39

Section 6.4.

Waiver of Past Defaults.

39

Section 6.5.

Control by Majority.

39

Section 6.6.

Limitation on Suits.

40

Section 6.7.

Rights of Holders of Notes To Receive Payment.

40

Section 6.8.

Collection Suit by Trustee.

40

Section 6.9.

Trustee May File Proofs of Claim.

40

Section 6.10.

Priorities.

41

Section 6.11.

Undertaking for Costs.

41

Section 6.12.

Restoration of Rights and Remedies.

41

ARTICLE VII

TRUSTEE

Section 7.1.

Duties of Trustee.

42

Section 7.2.

Rights of Trustee.

43

Section 7.3.

Individual Rights of Trustee.

44

Section 7.4.

Trustee’s Disclaimer.

44

Section 7.5.

Notice of Defaults.

44

Section 7.6.

Reports by Trustee to Holder of the Notes.

45

Section 7.7.

Compensation, Reimbursement and Indemnity.

45

Section 7.8.

Replacement of Trustee.

46

-ii-

Page

Section 7.9.

Successor Trustee by Merger, Etc.

47

Section 7.10.

Eligibility; Disqualification.

47

Section 7.11.

Preferential Collection of Claims Against Issuer.

47

ARTICLE VIII

DEFEASANCE OF CERTAIN COVENANTS

Section 8.1.

Option To Effect Legal Defeasance or Covenant Defeasance.

47

Section 8.2.

Legal Defeasance.

48

Section 8.3.

Covenant Defeasance.

48

Section 8.4.

Conditions to Legal or Covenant Defeasance.

49

Section 8.5.       Deposited Money and Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.  50

Section 8.6.

Repayment to the Issuer.

50

Section 8.7.

Reinstatement.

51

ARTICLE IX

MODIFICATION AND WAIVER

Section 9.1.

Without Consent of Holders of Notes.

51

Section 9.2.

With Consent of Holders of Notes.

52

Section 9.3.

Compliance with Trust Indenture Act.

53

Section 9.4.

Revocation and Effect of Consents.

54

Section 9.5.

Notation on or Exchange of Notes.

54

Section 9.6.

Trustee To Sign Amendment, Etc.

54

ARTICLE X

SATISFACTION AND DISCHARGE

Section 10.1.

Satisfaction and Discharge.

55

Section 10.2.

Application of Trust.

56

ARTICLE XI

MISCELLANEOUS

Section 11.1.

Trust Indenture Act Controls.

56

Section 11.2.

Notices.

56

Section 11.3.

Communication by Holders of Notes with Other Holders of Notes.

58

Section 11.4.

Certificate and Opinion as to Conditions Precedent.

58

Section 11.5.

Statements Required in Certificate or Opinion.

58

Section 11.6.

Rules by Trustee and Agents.

59

-iii-

Page

Section 11.7.

No Personal Liability of Directors, Officers, Employees and Stockholders.

59

Section 11.8.

Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

59

Section 11.9.

No Adverse Interpretation of Other Agreements.

59

Section 11.10.

Successors.

59

Section 11.11.

Severability.

60

Section 11.12.

Counterpart Originals.

60

Section 11.13.

Table of Contents, Headings, Etc.

60

Section 11.14.

USA PATRIOT Act.

60

EXHIBITS

Exhibit A

Form of Note

Exhibit B

Form of Certificate of Transfer

Exhibit C

Form of Certificate of Exchange

-iv-

INDENTURE

INDENTURE, dated as of May 29, 2013, between Springleaf Finance Corporation, an Indiana corporation (the “Issuer”), and Wilmington Trust, National Association, as trustee (the “Trustee”).

WHEREAS, the Issuer has executed the Purchase Agreement, dated as of May 21, 2013, between the Issuer and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representative for the Initial Purchasers (as defined herein), relating to the initial sale and issuance of the Initial Notes (as defined below);

WHEREAS, the Issuer has duly authorized the creation of and issuance of $300,000,000 aggregate principal amount of 6.000% Senior Notes due 2020 (the “Initial Notes”); and

WHEREAS, the Issuer has duly authorized the execution and delivery of this Indenture.

NOW, THEREFORE, each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders (as defined below) of the Notes:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1.

Definitions.

“144A Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee.

 “Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Additional Notes” means any notes issued under this Indenture in addition to the Initial Notes, including any Exchange Notes issued in exchange for such Additional Notes, having identical terms and part of the same series as the Initial Notes (although they may bear a different CUSIP number), or in all respects except with respect to the date of issuance and issue price, interest paid or payable on or prior to the first Interest Payment Date after the issuance of such Additional Notes and rights under the Registration Rights Agreement dated on or about the Issue Date. .

“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent” means any Registrar, co-registrar, Paying Agent or additional paying agent.

“Applicable Premium” means with respect to any note on any date of redemption, as determined by the Issuer, the excess, if any, of:

(1) the sum of the present values of the remaining scheduled payments of principal and interest on the Note (excluding accrued but unpaid interest to the date of redemption), discounted to the date of redemption on a semi-annual basis using a discount rate equal to the Treasury Rate as of such date of redemption plus 50 basis points; over

(2) the principal amount of the Note.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary that apply to such transfer or exchange.

“Bankruptcy Law” means Title 11, U.S. Code or any similar Federal or state law for the relief of debtors.

“Board of Directors” of any Person means the Board of Directors of such Person, or comparable governing body, or any committee thereof duly authorized to act on behalf of such Board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer to have been duly adopted by the Board of Directors of the Issuer, to be in full force and effect on the date of such certification and delivered to the Trustee.

“Broker-Dealer” means any broker or dealer registered under the Exchange Act.

“Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the City of New York, in the city where the Corporate Trust Office is located, or at a place of payment are authorized by law, regulation or executive order to remain closed.  If a payment date is not a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day, and no interest shall accrue for the intervening period.

 “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the TIA, then the body performing such duties at such time.

‘‘Consolidated Net Tangible Assets’’ means the total amount of assets (less depreciation and valuation reserves and other reserves and items deductible from the gross book value of specific asset amounts under generally accepted accounting principles) which under generally accepted accounting principles would be included on a balance sheet of the Issuer and its Subsidiaries, after deducting therefrom (i) all liability items except indebtedness (whether incurred, assumed or guaranteed) for borrowed money maturing by its terms more than one year from the date of creation thereof or which is extendible or renewable at the sole option of the obligor in such manner that it may become payable more than one year from the date of creation thereof, shareholder’s equity and reserves for deferred income taxes and (ii) all good will, trade names, trademarks, patents, unamortized debt discount and expense and other like intangibles, which in each case would be so included on such balance sheet.

“Corporate Trust Office” means the corporate trust office of the Trustee at which at any time this Indenture shall be administered, which office at the date hereto is located at 1100 N. Market Street, Wilmington, DE 19890, Attention: Global Capital Markets- Springleaf Finance Corporation, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.6 hereof, substantially in the form of Exhibit A hereto except that such Note shall not bear the Global Note Legend and shall not have the “Schedule of Exchanges of Interests in the Global Note” attached thereto.

“Depositary” means, with respect to the Notes issuable or issued in whole or in part in global form, DTC, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provisions of this Indenture.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Exchange Notes” means the Notes of the Issuer issued pursuant to this Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Notes or any Additional Notes in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Notes or any Additional Notes (except that (i) such Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Private Placement Legend, and (ii) the provisions relating to Additional Interest will be eliminated).

“Exchange Offer” means an offer by the Issuer to the Holders of the Initial Notes or any Additional Notes to exchange outstanding Notes for Exchange Notes, as provided for in a Registration Rights Agreement. .

 “Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

“GAAP” means accounting principles generally accepted in the United States of America as in effect on the Issue Date, unless stated otherwise.

 “Global Note Legend” means the legend set forth in Section 2.6(g)(2) hereof, which is required to be placed on all Global Notes issued under this Indenture.

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes deposited with or on behalf of and registered in the name of the Depositary or its nominee, substantially in the form of Exhibit A hereto and that bears the Global Note Legend and that has the “Schedule of Exchanges of Interests in the Global Note” attached thereto, issued in accordance with Section 2.1, 2.6(b)(3), 2.6(b)(4), 2.6(d)(2) or 2.6(f) hereof.

“Global Notes Custodian” means the Trustee or any other party appointed as such pursuant to Section 2.3 hereof, as custodian for the Depositary with respect to the Notes in global form, or any successor entity thereto.

“Government Obligations” with respect to any note, means (i) direct obligations of the United States of America where the timely payment or payments thereunder are supported by the full faith and credit of the United State of America or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America where the timely payment or payments thereunder are unconditionally guaranteed as a full faith and credit obligation by the United States of America, and which, in the case of (i) or (ii), are not callable or redeemable at the option of the issuer or issuers thereof, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such Government Obligation or a specific payment of interest on or principal of or other amount with respect to any such Government Obligation held by such custodian for the account of the holder of a depository receipt; provided, however that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation or the specific payment of interest on or principal of or other amount with respect to the Government Obligation evidenced by such depository receipt.

“Holder” means a Person in whose name a Note is registered.

“Indebtedness” means all obligations which in accordance with generally accepted accounting principles would be classified upon a balance sheet as liabilities, including without limitation by the enumeration thereof, obligations arising through direct or indirect guarantees (including agreements, contingent or otherwise, to purchase Indebtedness or to purchase property or services for the primary purpose of enabling the payment of Indebtedness or assuring the owner of Indebtedness against loss) or through agreements, contingent or otherwise, to supply or advance funds for the payment or purchase of Indebtedness of others; provided, however, that in determining Indebtedness of any Person, there shall not be included rental obligations under any lease of such Person, whether or not such rental obligations would, under generally accepted accounting principles, be required to be shown on the balance sheet of such Person as a liability item.

“Indenture” means this Indenture, as amended, modified, amended and restated or supplemented from time to time.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” has the meaning assigned to it in the preamble to this Indenture

“Initial Purchasers” means Merrill Lynch, Pierce, Fenner & Smith Incorporated, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC.

 “Issue Date” means May 29, 2013, the date of original issuance of Notes.

“Issuer” means the party named as such above until a successor replaces it in accordance with Article V hereof, and thereafter means such successor.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuer and sent to all Holders of the Notes for use by such Holders in connection with the Exchange Offer.

“Maturity” when used with respect to any note, means the date on which the principal of such note becomes due and payable as provided in the Notes and this Indenture, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise and includes any redemption date.

“Mortgage” means any mortgage, pledge, lien, security interest, conditional sale or other title retention agreement or other similar encumbrance.

 “Non-U.S. Person” means a Person who is not a U.S. Person.

 “Notes” means the Initial Notes and more particularly means any Note authenticated and delivered under this Indenture.  The Initial Notes and the Additional Notes (and, in each case, any Exchange Notes issued in exchange therefor) shall be treated as a single class for all purposes under this Indenture and will vote on all matters as one class, and unless the context otherwise requires, all references to the Notes shall include the Initial Notes and any Additional Notes (and, in each case, any Exchange Notes issued in exchange therefor).

“Officer” means the Chairman of the Board of Directors, Chief Executive Officer, the President, the Chief Financial Officer, the Chief Accounting Officer, any Vice President, the Treasurer, any Assistant Treasurer,the Secretary or any Assistant Secretary of the Issuer.

“Officers’ Certificate” means a certificate signed by two Officers of the Issuer, at least one of whom shall be the  principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, and delivered to the Trustee.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee.  The counsel may be an employee of or counsel to the Issuer, any Subsidiary of the Issuer or the Trustee.

“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Private Placement Legend” means the legend set forth in Section 2.6(g)(1) hereof to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.

“QIB” means a qualified institutional buyer as defined in Rule 144A under the Securities Act.

“Redemption Date” means, with respect to any Note to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means the amount payable for the redemption of any Note on a Redemption Date, exclusive of accrued and unpaid interest and Additional Interest (if any) thereon to the Redemption Date.

“Registration Rights Agreement” means (i) the Registration Rights Agreement dated as of the Issue Date among the Issuer and the Initial Purchasers and (ii) any other registration rights agreement entered into in connection with an issuance of Additional Notes in a private offering after the Issue Date, as such agreement(s) may be amended, modified or supplemented from time to time.

 “Regulation S” means Regulation S as promulgated under the Securities Act.

“Regulation S Global Note” means a Global Note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, transferred pursuant to Regulation S.

“Responsible Officer” shall mean, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and who shall have direct responsibility or be part of the group that has such responsibility for the administration of this Indenture.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Note in the form of a Global Note bearing the Private Placement Legend.

“Restricted Period” means the 40-day distribution compliance period as defined in Regulation S.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933 and the rules and regulations of the Commission promulgated thereunder.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in a Registration Rights Agreement.

“Stated Maturity” means, with respect to any note or any installment of principal thereof or any premium or interest thereon,  the fixed date on which the principal of such note or such installment of principal or premium or interest is due and payable.

“Subsidiary” means any corporation of which at the time of determination the Issuer and/or one or more Subsidiaries owns or controls directly or indirectly more than 50% of the total voting power of shares of stock or other equity interests having general voting power under ordinary circumstances (without regard to the occurrence of any contingency) and entitled to vote in the election of directors, managers or trustees of such corporation.

“TIA” means the Trust Indenture Act of 1939, as in effect on the date of this Indenture.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to the Stated Maturity of the Notes; provided, however, that if the period from the redemption date to the Stated Maturity of the Notes is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the party named as such above acting in such capacity until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter means the successor serving hereunder.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Note in the form of a Global Note that does not bear and is not required to bear the Private Placement Legend.

“U.S. Person” means any U.S. person as defined in Regulation S.

“Wholly-owned” when used with reference to a Subsidiary, means a Subsidiary of which all of the outstanding capital stock (except directors’ qualifying shares) is owned by the Issuer and/or one or more wholly-owned Subsidiaries.

Section 1.2.

Other Definitions.

Term	Defined in Section
“Act”	1.5
“Covenant Defeasance”	8.3
“Event of Default”	6.1
“Legal Defeasance”	8.2
“Paying Agent”	2.3

“Registrar”	2.3

Section 1.3.

Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

The following TIA terms used in this Indenture have the following meanings:

“indenture securities” means the Notes;

“indenture security holder” means a Holder;

“indenture to be qualified” means this Indenture;

“indenture trustee” or “institutional trustee” means the Trustee;

“obligor” on the Notes means the Issuer and any successor obligor upon the Notes.

All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule under the TIA have the meanings so assigned to them.

Section 1.4.

Rules of Construction.

Unless the context otherwise requires:

(a)

a term has the meaning assigned to it;

(b)

an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)

 “or” is not exclusive;

(d)

words in the singular include the plural, and in the plural include the singular;

(e)

the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(f)

all references to Sections or Articles or Exhibits refer to Sections or Articles or Exhibits of or to the Indenture unless otherwise indicated;

(g)

“including” means including without limitation;

(h)

“will” shall be interpreted to express a command;

(i)

provisions apply to successive events and transactions; and

(j)

references to sections of or rules under the Securities Act, the Exchange Act and the TIA shall be deemed to include substitute, replacement and successor sections or rules adopted by the Commission from time to time.

Section 1.5.

Acts of Holders.

(a)

Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 7.1) conclusive in favor of the Trustee and the Issuer, if made in the manner provided in this Section.

(b)

The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of any notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof.  Where such execution is by an officer of a corporation or a member of a partnership, on behalf of such corporation or partnership, such certificate or affidavit shall also constitute sufficient proof of his or her authority.

(c)

The ownership of Notes shall be proved by the register maintained by the Registrar.

(d)

If the Issuer shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer shall have no obligation to do so.  Notwithstanding TIA § 316(c), such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed.  If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.

(e)

Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of (and parties holding beneficial interests in) the same Note and the Holder of (and parties holding beneficial interests in) every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done or suffered to be done by the Trustee or the Issuer in reliance thereon, whether or not notation of such action is made upon such Note.

ARTICLE II

THE NOTES

Section 2.1.

Form and Dating.

(a)

General.  The Notes and the Trustee’s certificate of authentication will be substantially in the form of Exhibit A hereto.  The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage; provided, that any such notations, legends or endorsements are in a form reasonably acceptable to the Issuer.  Each Note shall be dated the date of its authentication.  The Notes shall be in initial denominations of $2,000 and integral multiples of $1,000 in excess thereof.

The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.  Each Holder of (and Holder of beneficial interests in) any Note, by benefiting from such Note, agrees to be bound by the terms and conditions of this Indenture.  To the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b)

Global Notes.  Notes issued in global form will be substantially in the form of Exhibit A hereto, including the Global Note Legend thereon and the “Schedule of Exchanges and Interests in the Global Note” attached thereto.  Notes issued in definitive form will be substantially in the form of Exhibit A hereto, but without the Global Note Legend thereon and without the “Schedule of Exchanges of Interests in the Global Note” attached thereto.  Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.  Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Global Notes Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

Section 2.2.

Execution and Authentication.

At least one Officer of the Issuer shall sign the Notes for the Issuer by manual or facsimile signature.

If an Officer whose signature is on a Note was an Officer at the time of such execution but no longer holds that office or position at the time a Note is authenticated, the Note shall nevertheless be valid.

A Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.  The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee, upon a written order of the Issuer signed by an Officer of the Issuer, shall authenticate and deliver Notes for original issue on the Issue Date in the aggregate principal amount not to exceed $300,000,000 and following the Issue Date will authenticate and deliver additional Notes that may be validly issued under this Indenture, including any Additional Notes and Exchange Notes.  Such written order of the Issuer shall specify the amount of Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.    The Trustee may conclusively presume that any Notes in respect of which it is requested in any such written order to authenticate and deliver will be validly issued under this Indenture.  The Issuer agrees that the aggregate principal amount of Notes outstanding at any time may not exceed the aggregate principal amount of Notes authorized for issuance by the Issuer pursuant to one or more written orders, except as expressly provided in Section 2.7 hereof and provided that the Trustee shall have no obligation to determine compliance with this provision.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes.  Unless otherwise provided in the appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Issuer or with any Affiliate of the Issuer.

Section 2.3.

Registrar and Paying Agent.

The Issuer shall maintain an office or agency where Notes may be presented or surrendered for registration of transfer or for exchange (“Registrar”) and an office or agency where Notes may be presented for payment (“Paying Agent”), which may be the same office or agency.  The Registrar shall keep a register of the Notes and of their transfer and exchange.  At the option of the Issuer, payment of interest and Additional Interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders or by wire transfer of immediately available funds pursuant to wire transfer instructions provided to the Trustee or the Paying Agent.  The Issuer may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer shall notify the Trustee in writing of the name and address of any Paying Agent not a party to this Indenture.  If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Issuer may act as Paying Agent or Registrar.  The Depositary shall, by acceptance of a Global Note, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the Depositary (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

The Issuer initially appoints the Trustee to act as the Registrar and Paying Agent and to act as Global Notes Custodian with respect to the Global Notes, until such time as the Trustee has resigned or a successor has been appointed.

Section 2.4.

[Reserved].

Section 2.5.

Holder Lists.

The Registrar shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar, the Issuer shall furnish or cause the Registrar to furnish to the Trustee at least two Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes, and the Issuer shall otherwise comply with TIA § 312(a).

Section 2.6.

Transfer and Exchange.

(a)

Transfer and Exchange of Global Notes.  A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.  All Global Notes will be exchanged by the Issuer for Definitive Notes if:

(1)

the Depositary notifies the Issuer that it is unwilling or unable to continue as depositary for the Global Notes and the Issuer fails to appoint a successor depositary within 90 days of such notice ; or

(2)

there has occurred and is continuing a Default or Event of Default with respect to the Notes and a request for such exchange is made.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee.  Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.7 and 2.10 hereof.  Every Note (other than a Definitive Note) authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.6 or Section 2.7 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note.  A Global Note may not be exchanged for a Definitive Note other than as provided in this Section 2.6(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.6(b), (c) or (f) hereof.

(b)

Transfer and Exchange of Beneficial Interests in the Global Notes.  The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures.  Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer set forth herein to the extent required by the Securities Act.  Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1)

Transfer of Beneficial Interests in the Same Global Note.  Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note.  No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.6(b)(1).

(2)

All Other Transfers and Exchanges of Beneficial Interests in Global Notes.  In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.6(b)(1) above, the transferor of such beneficial interest must deliver to the Registrar either:

(i)

both:

(a)

a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(b)

instructions from the Depositary given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(ii)

both:

(a)

a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(b)

instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in clause (a) above.

Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.6(f) hereof, the requirements of this Section 2.6(b)(2) shall be deemed to have been satisfied upon receipt by the Issuer of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes.  Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.6(h) hereof.

(3)

Transfer of Beneficial Interests to Another Restricted Global Note.  A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.6(b)(2) above and the Registrar receives the following:

(i)

   if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 1 thereof; and

(ii)

  if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 2 thereof.

(4)

  Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note.  A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.6(b)(2) above and:

(i)

 such exchange or transfer is effected pursuant to an Exchange Offer in accordance with a Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(ii)

such transfer is effected pursuant to the Shelf Registration Statement in accordance with a Registration Rights Agreement;

(iii)

 such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(iv)

 the Registrar receives the following:

         (a)

if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item 1(a) thereof; or

         (b)

 if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item 4 thereof;

and, in each such case set forth in this subparagraph (iv), if the Issuer or Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in a form reasonably acceptable to the Issuer or Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (ii) or (iv) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of a written order in accordance with Section 2.2 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (ii) or (iv) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c)

Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1)

Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes.  If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of written instructions from the Depositary, including registration instructions and the following documentation:

(i)

if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item 2(a) thereof;

(ii)

if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 1 thereof;

(iii)

if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 2 thereof;

(iv)

if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 3(a) thereof;

(v)

if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 3(b) thereof; or

(vi)

if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 3(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant.  The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.6(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2)

Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes.  A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(i)

such exchange or transfer is effected pursuant to the Exchange Offer in accordance with a Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(ii)

such transfer is effected pursuant to the Shelf Registration Statement in accordance with a Registration Rights Agreement;

(iii)

such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(iv)

the Registrar receives the following:

(a)

if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item 1(b) thereof; or

(b)

if the holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item 4 thereof;

and, in each such case set forth in this subparagraph (iv), if the Issuer or Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in a form reasonably acceptable to the Issuer or Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)

Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes.  If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.6(b)(2) hereof, the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.6(h) hereof, and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) will be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant.  The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered.  Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.6(c)(3) will not bear the Private Placement Legend.

(d)

Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1)

Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes.  If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(i)

if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item 2(b) thereof;

(ii)

if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 1 thereof;

(iii)

if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 2 thereof;

(iv)

if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 3(a) thereof;

(v)

if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 3(b) thereof; or

(vi)

if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item 3(c) thereof, the Trustee will, upon surrender of the Restricted Definitive Note, cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (i) above, the appropriate Restricted Global Note, in the case of clause (ii) above, the 144A Global Note, in the case of clause (iii) above, the Regulation S Global Note.

(2)

Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(i)

such exchange or transfer is effected pursuant to the Exchange Offer in accordance with a Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(ii)

such transfer is effected pursuant to the Shelf Registration Statement in accordance with a Registration Rights Agreement;

(iii)

such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(iv)

the Registrar receives the following:

(a)

if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item 1(c) thereof; or

(b)

if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item 4 thereof;

and, in each such case set forth in this subparagraph (iv), if the Issuer or Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel acceptable to the Issuer or Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.6(d)(2) and surrender of the Restricted Definitive Notes to the Trustee, the Trustee will cancel such Restricted Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3)

Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes.  A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Unrestricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time.

Upon receipt of a request for such an exchange or transfer and surrender of such Unrestricted Definitive Note, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(ii) or (2)(iv) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of a written order in accordance with Section 2.2 hereof, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e)

Transfer and Exchange of Definitive Notes for Definitive Notes.  Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.6(e), the Registrar will register the transfer or exchange of Definitive Notes.  Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in a form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.  In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.6(e).

(1)

Restricted Definitive Notes to Restricted Definitive Notes.  Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(i)

if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 1 thereof;

(ii)

if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item 2 thereof; and

(iii)

if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item 3 thereof, if applicable.

(2)

Restricted Definitive Notes to Unrestricted Definitive Notes.  Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(i)

  such exchange or transfer is effected pursuant to the Exchange Offer in accordance with a Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (i) a Broker-Dealer, (ii) a Person participating in the distribution of the Exchange Notes or (iii) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(ii)

  any such transfer is effected pursuant to the Shelf Registration Statement in accordance with a Registration Rights Agreement;

(iii)

  any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with a Registration Rights Agreement; or

(iv)

  the Registrar receives the following:

(a)

if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item 1(d) thereof; or

(b)

if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item 4 thereof;

and, in each such case set forth in this subparagraph (iv), if the Issuer or Registrar so requests, an Opinion of Counsel in a form reasonably acceptable to the Issuer or Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3)

Unrestricted Definitive Notes to Unrestricted Definitive Notes.  A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note.  Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f)

Exchange Offer.  Upon the occurrence of an Exchange Offer in accordance with a Registration Rights Agreement, the Issuer will issue and, upon receipt of a written order in accordance with Section 2.2 hereof, the Trustee will authenticate:

(1)

one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted by the Issuer for exchange in the Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuer; and

(2)

Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted by the Issuer for exchange in the Exchange Offer by Persons that certify in the applicable Letters of

Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuer.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer will execute and the Trustee will authenticate and deliver to the Persons designated by the Issuer as the Holders of Unrestricted Global Notes or Unrestricted Definitive Notes so accepted Unrestricted Global Notes or Unrestricted Definitive Notes in the appropriate principal amount.

Notes issued pursuant to this Section 2.6(f), including Exchange Notes issued in exchange for Additional Notes, shall be a part of the same series of Notes as the Initial Notes.

(g)

Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture:

(1)

Private Placement Legend.

(i)

  Except as permitted by subparagraph (ii) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

‘‘THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS

ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION

UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS

AMENDED (THE ‘‘SECURITIES ACT’’), AND THE SECURITY EVIDENCED

HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED

IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE

EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY

EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE

RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF

THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE

HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE

BENEFIT OF THE ISSUER THAT (A) SUCH SECURITY MAY BE RESOLD,

PLEDGED OR OTHERWISE TRANSFERRED, ONLY (1)(a) INSIDE THE

UNITED STATES TO A PERSON WHO THE SELLER REASONABLY BELIEVES

IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A

UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR

FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A

TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER

THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN

PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903

OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

(c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE

SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE)

(AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE

ISSUER IF THE ISSUER SO REQUESTS) OR (d) IN ACCORDANCE

WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS

OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL

ACCEPTABLE TO THE ISSUER IF THE ISSUER SO REQUESTS), (2) TO

THE ISSUER OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION

STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY

APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES

OR ANY OTHER APPLICABLE JURISDICTION AND (B) THE HOLDER WILL,

AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY

PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE

RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION

CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED

BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.”

(ii)

  Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraph (b)(4), (c)(2), (c)(3), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.6 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2)

Global Note Legend.  Each Global Note will bear a legend in substantially the following form:

“THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(h)

Cancellation and/or Adjustment of Global Notes.  At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof.  At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i)

General Provisions Relating to Transfers and Exchanges.

(1)

To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of a written order in accordance with Section 2.2 hereof or at the Registrar’s request.

(2)

No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer or the Trustee or any other Agent may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.6 and 9.5 hereof).

(3)

The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4)

All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5)

Neither the Registrar nor the Issuer will be required:

(i)

  to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.2 hereof and ending at the close of business on the day of such selection;

(ii)

  to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(iii)

  to register the transfer of or to exchange a Note between a record date and the next succeeding interest payment date.

(6)

Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(7)

The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.2 hereof.

(8)

All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.6 to effect a registration of transfer or exchange may be submitted by facsimile.

(9)

Neither the Trustee nor the Registrar shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among depositary participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

(j)

General Provisions Relating to Global Notes.  Owners of beneficial interests in the Notes evidenced by a Global Note will not be entitled to any rights under this Indenture with respect to such Global Note, and the Depositary or its nominee may be treated by the Issuer and the Trustee and any agent of the Issuer or the Trustee, including any Agent, as the owner and Holder of such Global Note for all purposes whatsoever.  None of the Issuer, the Trustee, any Agent or any other agent of the Issuer or of the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.  None of the Issuer, the Trustee, any Agent or any other agent of the Issuer or of the Trustee shall have any responsibility or liability to any Person for any acts or omissions of the Depositary or its nominee in respect of a Global Note, for the records of any such Depositary, including records in respect of beneficial ownership interests in respect of such Global Note, for any transactions between such Depositary and any Participant or Indirect Participant in such Depositary or between or among such Depositary, any Participant or Indirect Participant in such Depositary and/or any Holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.  Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any Agent or such agent from giving effect to any written certification, proxy or other authorization furnished by the Depositary or its nominee or impair, as between the Depositary or its nominee and such owners of beneficial interests, the operation of customary practices governing the exercise of the rights of the Depositary or its nominee as Holder of any Global Note.

Section 2.7.

Replacement Notes.

If any mutilated Note is surrendered to the Trustee or the Issuer and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, the Issuer will issue and the Trustee, upon receipt of a written order, will authenticate a replacement Note if the Trustee’s requirements are met.  If required by the Trustee or the Issuer, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.  The Issuer and the Trustee or any other Agent may charge for its expenses in replacing a Note.

Every replacement Note is an additional obligation of the Issuer and will be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.

Section 2.8.

Outstanding Notes.

The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section 2.8 as not outstanding.  Except as set forth in Section 2.9 hereof, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.7 hereof, it will be deemed outstanding only if the Issuer receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser.

If the principal amount of any Note is considered paid under Section 4.1 hereof, it ceases to be outstanding and interest on it ceases to accrue.

If the Paying Agent (other than the Issuer, its Subsidiary or its Affiliate) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes will be deemed to be no longer outstanding and will cease to accrue interest.

Section 2.9.

Treasury Notes.

In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Issuer, or by any Affiliate of the Issuer, will be considered as though not outstanding, except that for the purposes of determining whether the Trustee will be protected in relying on any such direction, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned will be so disregarded.

Section 2.10.

Temporary Notes.

Until certificates representing Notes are ready for delivery, the Issuer may prepare and the Trustee, upon receipt of a written order in accordance with Section 2.2 hereof, will authenticate temporary Notes.  Temporary Notes will be substantially in the form of certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes and as may be reasonably acceptable to the Trustee.  Without unreasonable delay, the Issuer will prepare and the Trustee will authenticate definitive Notes in exchange for temporary Notes.

Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.

Section 2.11.

Cancellation.

The Issuer at any time may deliver Notes to the Trustee for cancellation, which have been previously authenticated hereunder and which the Issuer may have acquired in any manner whatsoever.  The Registrar and Paying Agent will forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment.  The Trustee and no one else will cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and will dispose of canceled Notes in accordance with its customary procedures (subject to the record retention requirement of the Exchange Act).  Certification of the disposal of all canceled Notes will be delivered to the Issuer, upon request by the Issuer.  The Issuer may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation, except as expressly permitted by this Indenture.

Section 2.12.

Defaulted Interest.

If the Issuer defaults in a payment of interest on the Notes, it will pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.1 hereof.  The Issuer will notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment.  The Issuer will fix or cause to be fixed each such special record date and payment date; provided that no such special record date may be less than 10 days prior to the related payment date for such defaulted interest.  At least 15 days before the special record date, the Issuer (or, upon the written request of the Issuer, the Trustee in the name and at the expense of the Issuer) will mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.  The Issuer shall be responsible for a reasonable charge and the expenses of the Trustee incurred in connection with making any payment under this Section 2.12.  In the event no special record date is set for making any such payment, the Trustee may (but shall not be required to) make other arrangements for the making by the Issuer of any payment pursuant this Section 2.12.

Section 2.13.

Persons Deemed Owners.

Prior to due presentment of a Note for registration of transfer the Issuer, the Trustee, any Paying Agent, any co-registrar and any Registrar may deem and treat the Person in whose name any Note shall be registered upon the register of Notes kept by the Registrar as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of the ownership or other writing thereon made by anyone other than the Issuer, any co-registrar or any Registrar) for the purpose of receiving all payments with respect to such Note and for all other purposes, and none of the Issuer, the Trustee, any Paying Agent, any co-registrar or any Registrar shall be affected by any notice to the contrary.

Section 2.14.

CUSIP Numbers.

The Issuer in issuing the Notes may use a “CUSIP” number, and, if so, the Trustee shall use the CUSIP number in notices of redemption or other notices to Holders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes.  The Issuer shall notify the Trustee of any change to the CUSIP numbers.

ARTICLE III

REDEMPTION AND REPURCHASE

Section 3.1.

Notices to Trustee.

If the Issuer elects to redeem Notes pursuant to the provisions of Section 3.7, they shall furnish to the Trustee, at least 30 days but not more than 60 days before the Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee), an Officers’ Certificate setting forth the Section of this Indenture pursuant to which the redemption shall occur, the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price, or if not then ascertainable, the manner of calculation thereof (provided, however, that in the case of a partial redemption, or if the Trustee is requested to give notice to Holders of Notes on behalf of the Issuer pursuant to Section 3.3, the Officers’ Certificate required hereunder shall be given to the Trustee not less than 45 days before the Redemption Date (unless a shorter period is satisfactory to the Trustee)).

If the Registrar is not the Trustee, the Issuer shall, concurrently with each notice of redemption or repurchase, cause the Registrar to deliver to the Trustee a certificate (upon which the Trustee may rely) setting forth the principal amounts of Notes held by each Holder.

Section 3.2.

Selection of Notes.

If less than all of the Notes are to be redeemed, the Trustee shall select the Notes or portions thereof to be redeemed either (1) in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed, or (2) if the Notes are not then listed on a national securities exchange, on a pro rata basis, by lot or such other method the Trustee deems fair and appropriate.  In the event of partial redemption by lot, the particular Notes or portions thereof to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the Redemption Date by the Trustee from the outstanding Notes not previously called for redemption.

The Trustee shall promptly notify the Issuer in writing of the Notes or portions thereof selected for redemption or repurchase and, in the case of any Note selected for partial redemption or repurchase, the principal amount thereof to be redeemed or repurchased.  Notes and portions thereof selected shall be in integral multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed or repurchased.  No Notes of a principal amount of $2,000 or less shall be redeemed in part.

Section 3.3.

Notice of Optional Redemption.

In the event Notes are to be redeemed pursuant to Section 3.7 hereof, at least 30 days but not more than 60 days before the Redemption Date, the Issuer shall mail (or electronically transmit),  a notice of redemption to each Holder whose Notes are to be redeemed in whole or in part at such Holder’s registered address or otherwise in accordance with the procedures of DTC, with a copy to the Trustee; provided that redemption notices may be mailed more than 60 days prior to a Redemption Date if such notice is issued in connection with a Legal Defeasance or Covenant Defeasance pursuant to Article VIII hereof or a satisfaction and discharge of this Indenture pursuant to Article X hereof.

The notice shall identify the Notes or portions thereof to be redeemed (including the CUSIP number, if any) and shall state:

(a)

the Redemption Date;

(b)

the Redemption Price, or if not then ascertainable, the manner of calculation thereof;

(c)

if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

(d)

the name and address of the Paying Agent;

(e)

that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(f)

that, unless the Issuer defaults in making the redemption payment, interest and any Additional Interest on the Notes called for redemption will cease to accrue on and after the Redemption Date;

(g)

the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

(h)

that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes and that reliance may be placed only on the other identification numbers printed on the Notes.

At the Issuer’s request, the Trustee shall give the notice of redemption in the Issuer’s name and at its expense; provided that the Issuer shall deliver to the Trustee, at least 45 days prior to the Redemption Date, the Officer’s Certificate required by Section 3.1 and an Officers’ Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph (unless a shorter period is acceptable to the Trustee).

Section 3.4.

Effect of Notice of Redemption.

Once notice of redemption is mailed, Notes or portions thereof called for redemption become due and payable on the Redemption Date at the Redemption Price.  The notice, if mailed in a manner herein provided, shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Note designated for redemption in whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.  Upon surrender to any Paying Agent, such Notes or portions thereof shall be paid at the Redemption Price, plus accrued and unpaid Additional Interest, if any, and accrued and unpaid interest to, but not including, the Redemption Date; provided, however, that, if the Redemption Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest and Additional Interest shall be paid to the Person in whose name a Note is registered at the close of business on the record date, and no additional Interest shall be payable to Holders who surrendered Notes.

Section 3.5.

Deposit of Redemption Price.

On or before 10:00 a.m. Eastern Time on each Redemption Date , the Issuer shall irrevocably deposit in immediately available funds with the Trustee or with the Paying Agent money sufficient to pay the aggregate amount due on all Notes to be redeemed or repurchased on that date.  The Trustee or the Paying Agent shall promptly return to the Issuer any money not required for that purpose.

Unless the Issuer defaults in making such payment, interest and any Additional Interest on the Notes to be redeemed or repurchased will cease to accrue on the applicable Redemption Date , whether or not such Notes are presented for payment.  If any Note called for redemption shall not be so paid upon surrender because of the failure of the Issuer to comply with the preceding paragraph, interest will be paid on the unpaid principal, from the applicable Redemption Date  until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in Section 4.1 hereof.

Section 3.6.

Notes Redeemed or Repurchased in Part.

Upon surrender of a Note that is redeemed or repurchased in part, the Issuer shall issue and the Trustee shall authenticate for the Holder at the expense of the Issuer a new Note equal in principal amount to the portion of the Note surrendered that is not to be redeemed or repurchased.

Section 3.7.

Optional Redemption.

Other than as set forth in the next succeeding paragraph, the Notes are not subject to redemption prior to maturity, and there is no sinking fund for the Notes.

At any time and from time to time prior to the Stated Maturity of the Notes, the Issuer may redeem, at its option, all or part of the Notes  at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest to the date of redemption.

Any redemption pursuant to this Section 3.7 shall be made pursuant to the provisions of Sections 3.1 through 3.6 hereof.

ARTICLE IV

COVENANTS

Section 4.1.

Payment of Notes.

The Issuer shall promptly pay or cause to be paid the principal or the Redemption Price of, and interest and Additional Interest, if any, on, the Notes on the dates, in the amounts and in the manner provided in the Notes and in this Indenture.  Principal or the Redemption Price and interest and Additional Interest, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture no later than 10:00 a.m. money sufficient to pay all principal or Redemption Price and interest and Additional Interest, if any, then due.

Interest on the Notes will accrue from the most recent date to which interest has been paid or, of no interest has been paid, from and including the Issue Date to but excluding the date of payment.  The Issuer will pay all Additional Interest, if any, in the same manner on the dates and in the amounts set forth in the Registration Rights Agreement.

The Issuer shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue principal or the Redemption Price at the rate specified therefor in the Notes, and it shall pay interest (including post-petition interest in any proceeding under Bankruptcy Law) on overdue installments of interest at the same rate to the extent lawful.

Section 4.2.

Maintenance of Office or Agency.

The Issuer will maintain an office or agency in accordance with Section 2.3.

Section 4.3.

Money for Note Payments To Be Held in Trust.

The Issuer will, on or before each due date of the principal of or interest on, any Notes, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Holders entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Issuer will promptly notify the Trustee of such action or any failure so to act.  The Issuer will cause each Paying

Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section 4.3, that such Paying Agent will:

(a)

hold all sums held by it for the payment of the principal of or interest on Notes in trust for the benefit of the Holders entitled thereto until such sums shall be paid to such Holders or otherwise disposed of as herein provided;

(b)

give the Trustee notice of any Default by the Issuer (or any other obligor upon the Notes) in the making of any payment of principal of or interest on the Notes;

(c)

at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(d)

acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer upon receipt of an Issuer request therefor, or (if then held by the Issuer) will be discharged from such trust; and the Holder of such Note will thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as Trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

If the Issuer acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  If the Issuer is acting as Paying Agent, upon any bankruptcy or reorganization proceedings relating to the Issuer, the Trustee shall serve as Paying Agent for the Notes.

Section 4.4.

Corporate Existence.

Subject to Article V, the Issuer will do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence, rights (charter and statutory), licenses and franchises of the Issuer; provided, however, that the Issuer will not be required to preserve any such existence, right, license or franchise if the Board of Directors of the Issuer shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.5.

Compliance Certificate.

The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, a written statement, which need not comply with Section 11.4, signed by the principal executive officer, the principal financial officer or the principal accounting officer of the Issuer, as to his or her knowledge of the Issuer's compliance with all conditions and covenants under this Indenture. For purposes of this Section 4.5, such compliance shall be determined without regard to any period of grace or requirement of notice under this Indenture.

The Issuer shall deliver to the Trustee, within ten days after the occurrence thereof written notice of any event which would constitute a Default.

Section 4.6.

Commission Reports.

(a)

The Issuer, pursuant to Section 314(a) of the TIA, shall file with the Trustee, within fifteen days after the Issuer is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Issuer is not required to file information, documents or reports pursuant to either of such Sections, then to file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which would be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

(b)

The Issuer, pursuant to Section 314(a) of the TIA, shall file with the Trustee and the Commission, in accordance with the rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants provided for in this Indenture as may be required from time to time by such rules and regulations.

(c)

The Issuer, pursuant to Section 314(a) of the TIA, shall transmit to the Holders of the Notes within 30 days after the filing thereof with the Trustee, in the manner and to the extent provided in Section 313(c) of the TIA, such summaries of any information, documents and reports required to be filed by the Issuer pursuant to the two immediately preceding sentences as may be required by rules and regulations prescribed from time to time by the SEC.

(d)

The Issuer has also agreed to notify the Trustee when and as the Notes become admitted to any national securities exchange.

(e)

Delivery of such reports, information and documents to the Trustee pursuant to this Section 4.6 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to certificates).

Section 4.7.

Limitation on Mortgages.

(a)

The Issuer shall not at any time, directly or indirectly, create, assume or suffer to exist, and shall not cause, suffer or permit any Subsidiary to create, assume or suffer to exist, any Mortgage of or upon any of its or their properties or assets, real or personal, whether owned at the issue date or thereafter acquired, or of or upon any income or profit therefrom, without making effective provision, and the Issuer covenants that in any such case it will make or cause to be made effective provision, whereby the Notes shall be secured by such Mortgage equally and ratably with or prior to any and all other obligations and indebtedness to be secured thereby, so long as any such other obligations and indebtedness shall be so secured.

(b)

Nothing in this Section shall be construed to prevent the Issuer or any Subsidiary from creating, assuming or suffering to exist, and the Issuer or any Subsidiary is hereby expressly permitted to create, assume or suffer to exist, without securing the Notes as hereinabove provided, any Mortgage of the following character:

(1)

any Mortgage on any properties or assets of the Issuer or any Subsidiary existing on the issue date;

(2)

any Mortgage on any properties or assets of the Issuer or any Subsidiary, in addition to those otherwise permitted by this subsection (b) of this Section, securing Indebtedness of the Issuer or any Subsidiary and refundings or extensions of any such Mortgage and the Indebtedness secured thereby for amounts not exceeding the principal amount of the Indebtedness so refunded or extended at the time of the refunding or extension thereof and covering only the same property theretofore securing the same; provided that at the time such Indebtedness was initially incurred, the aggregate amount of secured Indebtedness permitted by this paragraph (2), after giving effect to such incurrence, does not exceed 10% of Consolidated Net Tangible Assets;

(3)

any Mortgage on any property or assets of any Subsidiary to secure Indebtedness owing by it to the Issuer or to a Wholly-owned Subsidiary;

(4)

any Mortgage on any property or assets of any Subsidiary to secure, in the ordinary course of business, its Indebtedness, if as a matter of practice, prior to the time it became a Subsidiary, it had borrowed on the basis of secured loans or had customarily deposited collateral to secure any or all of its obligations;

(5)

any purchase money Mortgage on property, real or personal, acquired or constructed by the Issuer or any Subsidiary after the issue date, to secure the purchase price of such property (or to secure Indebtedness incurred for the purpose of financing the acquisition or construction of any such property to be subject to such Mortgage), or Mortgages existing on any such property at the time of acquisition, whether or not assumed, or any Mortgage existing on any property of any corporation at the time it becomes a Subsidiary, or any Mortgage with respect to any property hereafter acquired; provided, however, that the aggregate principal amount of the Indebtedness secured by all such Mortgages on a particular parcel of property shall not exceed 75% of the cost of such property, including the improvements thereon, to the Issuer or any such Subsidiary; and provided, further, that any such Mortgage does not spread to other property owned prior to such acquisition or construction or to property thereafter acquired or constructed other than additions to such property;

(6)

refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) of any Mortgage permitted by this subsection (b) of this Section 4.7 (other than pursuant to paragraph (2) hereof) for amounts not exceeding (i) the principal amount of the Indebtedness so refinanced, refunded, extended, renewed or replaced at the time of the refunding or extension thereof, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement, and covering only the same property theretofore securing the same;

(7)

deposits, liens or pledges to enable the Issuer or any Subsidiary to exercise any privilege or license, or to secure payments of workmen's compensation, unemployment insurance, old age pensions or other social security, or to secure the performance of bids, tenders, contracts or leases to which the Issuer or any Subsidiary is a party, or to secure public or statutory obligations of the Issuer or any Subsidiary, or to secure surety, stay or appeal bonds to which the Issuer or any Subsidiary is a party; or other similar deposits, liens or pledges made in the ordinary course of business;

(8)

mechanics’, workmen’s, repairmen’s, materialmen’s, or carriers’ liens; or other similar liens arising in the ordinary course of business; or deposits or pledges to obtain the release of any such liens;

(9)

liens arising out of judgments or awards against the Issuer or any Subsidiary with respect to which the Issuer or such Subsidiary shall in good faith be prosecuting an appeal or proceedings for review; or liens incurred by the Issuer or any Subsidiary for the purpose of obtaining a stay or discharge in the course of any legal proceeding to which the Issuer or such Subsidiary is a party;

(10)

liens for taxes not yet subject to penalties for non-payment or contested, or minor survey exceptions, or minor encumbrances, easements or reservations of, or rights of others for, rights of way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties, which encumbrances, easements, reservations, rights and restrictions do not in the aggregate materially detract from the value of said properties or materially impair their use in the operation of the business of the Issuer or of the Subsidiary owning the same;

(11)

other liens, charges and encumbrances incidental to the conduct of its business or the ownership of its property and assets which were not incurred in connection with the borrowing of money or the obtaining of advances or credit, and which do not in the aggregate materially detract from the value of its property and assets or materially impair the use thereof in the operation of its business; and

(12)

any Mortgage created by the Issuer or any Subsidiary in connection with a transaction intended by the Issuer or such Subsidiary to be one or more sales of properties or assets of the Issuer or such Subsidiary; provided that such Mortgage shall only apply to the properties or assets involved in such sale or sales, the income from such properties or assets and/or the proceeds of such properties or assets.

(c)

If at any time the Issuer or any Subsidiary shall create or assume any Mortgage not permitted by subsection (b) of this Section 4.7, to which the covenant in subsection (a) of this Section 4.7 is applicable, the Issuer shall promptly deliver to the Trustee (1) an officers’ certificate stating that the covenant of the Issuer contained in subsection (a) of this Section 4.7 has been complied with; and (2) an Opinion of Counsel to the effect that such Section has been complied with, and that any instruments executed by the Issuer in the performance of such covenant comply with the requirements of such Section.

In the event that the Issuer shall hereafter secure the Notes equally and ratably with (or prior to) any other obligation or indebtedness pursuant to the provisions of this Section, the Trustee is hereby authorized to enter into an indenture or agreement supplemental hereto and to take such action, if any, as it may deem advisable to enable the Trustee to enforce effectively the rights of the Holders of the Notes so secured equally and ratably with (or prior to) such other obligation or indebtedness.

ARTICLE V

SUCCESSORS

Section 5.1.

Merger and Consolidation.

The Issuer may consolidate with, merge with or into, or sell or convey all or substantially all of our assets to, any other corporation or entity if:

(a)

(i) in the case of a merger, the Issuer is the surviving entity in such merger, or (ii) in the case of a merger in which the Issuer is not the surviving entity or in the case of a consolidation or a sale or conveyance of assets, the entity into which the Issuer is merged or the entity which is formed by such consolidation or which acquires by sale or conveyance all or substantially all of the assets of the Issuer shall be a corporation, association, company or business trust organized and existing under the laws of the United States of America or a State thereof and such successor entity shall expressly assume the due and punctual payment of the principal of and any premium and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants of this Indenture and the Notes to be performed or observed by the Issuer by a supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such entity;

(b)

the Issuer or such successor entity, as the case maybe, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance or observance of any such covenant and shall not immediately thereafter have outstanding (or otherwise be liable for) any indebtedness secured by a Mortgage not expressly permitted by the provisions of this Indenture or shall have secured the Notes hereunder equally and ratably with (or prior to) any Indebtedness secured by any Mortgage not so permitted; and

(c)

the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture and an Opinion of Counsel stating that such supplemental indenture (if any) has been duly authorized, executed and delivered and is a legal, valid and binding agreement enforceable against the successor entity.

Section 5.2.

Rights and Duties of Successor Entity.

In case of any such merger in which the Issuer is not the surviving entity or any such consolidation. sale or conveyance, and upon any such assumption by a successor entity, such successor entity shall succeed to and be substituted for the Issuer with the same effect as if it had been named herein as the party of the first part, and the predecessor entity, except in the event of a conveyance by way of lease, shall be relieved of any further obligations under this Indenture and the Notes.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.1.

Events of Default.

An “Event of Default” wherever used herein, means any one of the following events:

(1)

a default in the payment of any interest payable in respect of any note, when such interest becomes due and payable, and continuance of such default for a period of 30 days;

(2)

a default in the payment of the principal of and any premium on any note when it becomes due and payable at its Maturity;

(3)

a default in the performance, or breach, of any covenant or warranty of the Issuer in this Indenture or the Notes, and continuance of such default or breach for a period of 90 days;

(4)

an event of default, as defined in any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any Indebtedness for money borrowed of the Issuer, whether such Indebtedness now exists or shall hereafter be created, shall happen and shall result in a principal amount in excess of $25,000,000 of Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, and such acceleration shall not have been rescinded or annulled, or such Indebtedness shall not have been discharged, within a period of 15 days;

(5)

a court having jurisdiction in the premises shall have entered a decree or order for relief in respect of the Issuer in an involuntary proceeding under any Bankruptcy Law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Issuer or of all or any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; and

(6)

the Issuer shall have commenced a voluntary proceeding under any Bankruptcy Law, or shall have, consented to the entry ,of an order for , relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian. sequestrator (or other similar official) of the Issuer, or of all or any substantial part of its property, or shall have made an assignment for the benefit of creditors.

A Default under clause (3) or (4) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Notes notify the Issuer in writing of the Default, and the Issuer does not cure the Default within the time specified in such clause after receipt of such notice.

When a Default under clause (3) or (4) is cured or remedied within the specified period, it ceases to exist.

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 6.2.

Acceleration.

If an Event of Default (other than an Event of Default with respect to the Issuer specified in clauses (5) and (6) of Section 6.1) occurs and is continuing, the Trustee, by written notice to the Issuer, or the Holders of at least 25% in aggregate principal amount of the outstanding Notes, by written notice to the Issuer and the Trustee, may declare all unpaid principal of and accrued interest on the Notes then outstanding to be due and payable (the “Default Amount”).  Upon a declaration of acceleration, such amount shall be due and payable immediately.

If an Event of Default with respect to the Issuer specified in clauses (5) and (6) of Section 6.1 above occurs, the Default Amount shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holder.

The Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Issuer and to the Trustee may rescind an acceleration with respect to the Notes and its consequences:

(1)

if the rescission would not conflict with any judgment or decree;

(2)

if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of the acceleration;

(3)

to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and

(4)

if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances.

Section 6.3.

Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, interest or Additional Interest, if any, on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding, and any recovery or judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

Section 6.4.

Waiver of Past Defaults.

The Holders of a majority in principal amount of the Notes then outstanding may waive any existing Default or Event of Default under this Indenture, and its consequences, except a default in the payment of the principal of or interest on any Notes; provided, subject to Section 6.2 hereof, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 6.5.

Control by Majority.

Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it.  However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture, that the Trustee reasonably determines may be unduly prejudicial to the rights of other Holders of Notes or that may subject the Trustee to personal liability, and the Trustee shall be entitled to the benefit of Article VII, including Sections 7.1(c)(iii) and (e) hereof.

Section 6.6.

Limitation on Suits.

Subject to Section 6.7 hereof, no Holder may pursue any remedy with respect to this Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.

Section 6.7.

Rights of Holders of Notes To Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of or premium, if any, or interest or Additional Interest, if any, on the Notes held by such Holder, on or after the respective due dates expressed in the Notes , or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.8.

Collection Suit by Trustee.

If an Event of Default specified in Section 6.1 (1) or (2) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount of principal, premium and Additional Interest, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and Additional Interest, if any, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expense, disbursements and advances of the Trustee, its agents and counsel.

Section 6.9.

Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including compensation, expenses, disbursement and expenses due the Trustee under Section 7.7) and the Holders allowed in any judicial proceedings relative to the Issuer (or any other obligor upon the Notes, if any) or, their respective creditors or property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent, to the making of such payments directly to the Holders, and to pay to the Trustee any amount due to it for compensation, expenses, disbursements and/or advances due the Trustee under Section 7.7 hereof or otherwise pursuant to this Indenture.  To the extent that the payment of any such compensation, expenses, disbursements and/or advances due the Trustee under Section 7.7 hereof, or otherwise pursuant to this Indenture, out of the estate in any such proceeding, shall be denied or unreasonably delayed for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may receive or be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.

Priorities.

If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First:  to the Trustee for amounts due under Section 7.7 hereof;

Second:  to Holders for amounts due and unpaid on the Notes for principal Redemption Price and Additional Interest, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, Redemption Price and Additional Interest, if any, and interest, respectively; and

Third:  to the Issuer or to such party as a court of competent jurisdiction shall direct.

The Trustee may fix a special record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.

Section 6.11.

Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.

Section 6.12.

Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceedings, the Issuer, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

ARTICLE VII

TRUSTEE

Section 7.1.

Duties of Trustee.

(a)

If an Event of Default has occurred and is continuing and is known to the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise thereof, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)

Except during the continuance of an Event of Default:

(i)

the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the TIA and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture or the TIA against the Trustee; and

(ii)

in the absence of bad faith on its part, the Trustee may conclusively rely, without investigation, as to the truth of the statements and the correctness of the opinions expressed therein, upon statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

(c)

The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i)

this paragraph does not limit the effect of paragraph (b) of this Section;

(ii)

the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)

the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

(d)

Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.1.

(e)

No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, pursuant to the provisions of this Indenture, including, without limitation, Section 6.5 hereof, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense which might be incurred by it in compliance with such request or direction.

(f)

The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

Section 7.2.

Rights of Trustee.

(a)

The Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)

Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.  The Trustee may consult with counsel of its own selection and the advice of such counsel and Opinions of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)

The Trustee may act through its attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate and shall not be responsible for the misconduct or negligence of any attorney, accountant, expert or other such professional appointed with due care.

(d)

The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.  A permissive right or power granted to the Trustee hereunder shall not be assumed to be a duty.

(e)

Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer shall be sufficiently evidenced by a written order signed by one Officer of the Issuer.

(f)

The Trustee shall not be charged with knowledge of any Default or Event of Default under Section 6.1 hereof (other than under Section 6.1(1) (subject to the following sentence) or Section 6.1(2) hereof) unless either (i) a Responsible Officer shall have actual knowledge thereof, or (ii) the Trustee shall have received notice thereof in accordance with Section 11.2 hereof from the Issuer or any Holder of the Notes.  The Trustee shall not be charged with knowledge of the Issuer’s obligation to pay Additional Interest, or the cessation of such obligation, unless the Trustee receives written notice thereof from the Issuer or any Holder.

(g)

The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Agent, custodian and other Person employed to act hereunder.

(h)

The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person specified as so authorized in any such certificate previously delivered and not superseded or by any Officer.

(i)

The Trustee shall not be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions.

(j)

The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(k)

The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action.

Section 7.3.

Individual Rights of Trustee.

The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or any Affiliate of the Issuer with the same rights it would have if it were not Trustee.  However, in the event that the Trustee acquires any conflicting interest within the meaning of the TIA it must eliminate such conflict within 90 days, apply (subject to the consent of the Issuer) to the Commission for permission to continue as Trustee or resign.  Any Agent may do the same with like rights and duties.  The Trustee is also subject to Sections 7.10 and 7.11 hereof.

Section 7.4.

Trustee’s Disclaimer.

The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture, or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or upon the Issuer’s direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

Section 7.5.

Notice of Defaults.

If a Default or Event of Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within 90 days after it occurs.  Except in the case of a Default in the payment of principal of or interest on any note, the Trustee may withhold notice if and so long as a committee of its trust officers in good faith determines that withholding notice is in the interests of the Holders.

Section 7.6.

Reports by Trustee to Holder of the Notes.

Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA § 313(a) (but if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted).  The Trustee also shall comply with TIA § 313(b).  The Trustee shall also transmit by mail all reports as required by TIA § 313(c).

A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Issuer and filed with the Commission and each stock exchange on which the Notes are listed in accordance with TIA § 313(d).  The Issuer shall promptly notify the Trustee when the Notes are listed on any stock exchange.

Section 7.7.

Compensation, Reimbursement and Indemnity.

The Issuer shall pay to the Trustee from time to time such compensation for its acceptance of this Indenture and the rendering by it of the services required hereunder as shall be agreed upon in writing by the Issuer and the Trustee.  The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuer shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and out-of-pocket expenses incurred or made by or on behalf of it in addition to the compensation for its services.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s attorneys, accountants, experts and such other professionals as the Trustee deems necessary, advisable or appropriate.  The Issuer shall also pay when due to the Trustee and the Agents any and all other amounts expressly required pursuant to this Indenture.

The Issuer shall indemnify the Trustee and any predecessor Trustee and hold it harmless against any and all losses, liabilities, claims, damages or expenses (including reasonable attorney’s fees and expenses), including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture (including its duties under Section 9.6 hereof), including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.7) and defending itself against or investigating any claim (whether asserted by the Issuer, any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or willful misconduct.  The Trustee shall, to the extent permitted by applicable law (including any Bankruptcy Law), notify the Issuer promptly of any claim for which it may seek indemnity.  Failure by the Trustee to so notify the Issuer shall not relieve the Issuer of its obligations hereunder.  The Issuer shall defend any claim or threatened claim asserted against the Trustee unless the Trustee elects to carry in the defense itself, and, if the Trustee does not elect to carry on the defense itself, the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel.  The Issuer need not pay for any settlement made without its consent.

The obligations of the Issuer under this Section 7.7 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

To secure the Issuer’s payment obligations in this Section 7.7 (and otherwise pursuant to this Indenture), the Trustee shall have a lien prior to any right of a Holder (including any beneficial Holder in a Note) in respect of the Notes on all money or property held or collected by the Trustee or to which the Trustee or any Holder has any rights, except that held in trust to pay principal or Redemption Price of or Additional Interest, if any, or interest on, particular Notes.  Such lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(5) and (6) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents, consultants and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8.

Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section.

The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Issuer.  The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Issuer in writing.  The Issuer may remove the Trustee if:

(a)

the Trustee fails to comply with Section 7.10 hereof;

(b)

the Trustee is adjudged bankrupt or insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c)

a custodian, receiver or public officer takes charge of the Trustee or its property for the purpose of rehabilitation, conversion or liquidation; or

(d)

the Trustee becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Issuer shall promptly appoint a successor Trustee.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer, or the Holders of Notes of at least 25% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction, in the case of the Trustee, at the expense of the Issuer, for the appointment of a successor Trustee.

If the Trustee, after written request by any Holder of a Note who has been a bona fide Holder of a Note or Notes for at least six months, fails to comply with Section 7.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer.  Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to the Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the lien provided for in Section 7.7 hereof.  Notwithstanding replacement of the Trustee pursuant to this Section 7.8, the Issuer’s obligations under Section 7.7 hereof shall continue for the benefit of the retiring Trustee.

Section 7.9.

Successor Trustee by Merger, Etc.

If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation that is eligible under Section 7.10 hereof, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.

Eligibility; Disqualification.

There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof (including the District of Columbia) that is authorized under such laws to exercise corporate trust power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA § 310(a)(1), (2) and (5).  The Trustee is subject to TIA § 310(b).

Section 7.11.

Preferential Collection of Claims Against Issuer.

The Trustee is subject to TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII

DEFEASANCE OF CERTAIN COVENANTS

Section 8.1.

Option To Effect Legal Defeasance or Covenant Defeasance.

The Issuer may, at its option , at any time, elect to have either Section 8.2 or 8.3 hereof applied to all outstanding Notes upon compliance with the conditions set forth below in this Article VIII.

Section 8.2.

Legal Defeasance.

Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.2, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”).  For this purpose, Legal Defeasance means that the Issuer shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.5 hereof, and to have satisfied all of its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder:

(a)

the rights of Holders of Notes to receive payments in respect of the principal of, premium, if any, and interest on the Notes when such payments are due, solely out of the trust created pursuant to this Indenture referred to in Section 8.4;

(b)

the Issuer’s obligations with respect to Notes concerning issuing temporary Notes, registration of such Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(c)

the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(d)

this Section 8.2.

Subject to compliance with this Article VIII, the Issuer may exercise its option under this Section 8.2, notwithstanding the prior exercise of its option under Section 8.3 hereof.

Section 8.3.

Covenant Defeasance.

Upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, the Issuer shall, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, be released from its obligations under Section 4.7 with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.4 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes).  For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Issuer may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document, and such omission to comply shall not constitute a Default or an Event of Default under Section 6.1 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Issuer’s exercise under Section 8.1 hereof of the option applicable to this Section 8.3, subject to the satisfaction of the conditions set forth in Section 8.4 hereof, Section 6.1(3) and Section 6.1(4) hereof shall not constitute Events of Default.

Section 8.4.

Conditions to Legal or Covenant Defeasance.

The following are the conditions precedent to the application of either Section 8.2 or 8.3 hereof to the outstanding Notes:

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Notes:

(1)

the Issuer must irrevocably deposit with the Trustee, in trust (the “Defeasance Trust”), for the benefit of the Holders of the Notes, cash in U.S. dollars, Government Obligations, or a combination thereof, in such amounts as shall be sufficient, to pay the principal of, premium, if any, and interest due on the Notes on the stated maturity date or on the date of redemption, as the case may be, of such principal, premium, if any, or interest on such Notes, and the Issuer must specify whether such Notes are being defeased to maturity or to a particular date of redemption;

(2)

in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a)

the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b)

since the issuance of the Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred; provided, however, the Opinion of Counsel required with respect to a Legal Defeasance need not be delivered if all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;

(3)

in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)

the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Section 8.5.

Deposited Money and Government Obligations To Be Held in Trust; Other Miscellaneous Provisions.

Subject to Section 8.6 hereof, all money and Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying Trustee, collectively for purposes of this Section 8.5 only, the “Trustee”) pursuant to Section 8.4 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (other than the Issuer) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal or Redemption Price of, and Additional Interest, if any, and interest on, the Notes, provided that such money need not be segregated from other funds except to the extent required by law.

The Issuer shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or Government Obligations deposited pursuant to Section 8.4 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

Anything in this Article VIII to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Obligations held by it as provided in Section 8.4 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.4 hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 8.6.

Repayment to the Issuer.

Subject to applicable law, any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal or Redemption Price  of, or Additional Interest, if any, or interest on any Note and remaining unclaimed for two years after such amount has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Issuer for payment thereof as a general creditor, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as Trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, at the expense of the Issuer, may cause to be published once, in The New York Times and The Wall Street Journal (national editions), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days after the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Issuer.

Section 8.7.

Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or Government Obligations in accordance with Section 8.2 or 8.3 hereof, as the case may be, by reason of any order of judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the obligations of the Issuer under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.2 or 8.3 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.2 or 8.3 hereof, as the case may be; provided, however, that, if the Issuer makes any payment with respect to any Note following the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE IX

MODIFICATION AND WAIVER

Section 9.1.

Without Consent of Holders of Notes.

Notwithstanding Section 9.2 of this Indenture, the Issuer and the Trustee may modify or append this Indenture or the Notes without the consent of any Holder of a Note:

(a)

to evidence that another entity is our successor and has assumed our obligations with respect to the Notes;

(b)

to add to our covenants or to add guarantees of any Person for the benefit of the Holders of the Notes or to surrender any of our rights or powers under this Indenture;

(c)

to add any Events of Default;

(d)

to change or eliminate any restrictions on the payment of the principal of, or any premium or interest on, any notes, to modify the provisions relating to global notes, or to permit the issuance of Notes in uncertificated form, so long as in any such case the interests of the Holders of Notes are not adversely affected in any material respect;

(e)

to secure the Notes;

(f)

to provide for the appointment of a successor Trustee with respect to the Notes;

(g)

to provide for the discharge of this Indenture with respect to the Notes by the deposit in trust of money and/or Government Obligations in accordance with the provisions described under “Satisfaction and Discharge”;

(h)

to make certain changes to this Indenture to provide for the issuance of Additional Notes;

(i)

to cure any ambiguity, defect or inconsistency in this Indenture or to make any other provisions with respect to matters or questions arising under this Indenture, so long as the action does not adversely affect the interests of the Holders of the Notes in any material respect; or

(j)

to conform the text of this Indenture or the Notes to any provision of the “Description of the Notes” in the Issuer’s offering memorandum dated May 21, 2013.

Upon the request of the Issuer, accompanied by a Board Resolution  authorizing the execution of any such modified or amended indenture, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Issuer in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such modified or amended indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.2.

With Consent of Holders of Notes.

Except as provided below in this Section 9.2, the Issuer and the Trustee may modify or amend this Indenture and the Notes may be modified or amended with the consent of the Holders of at least a majority in principal amount of the Notes  (including Additional Notes, if any) then outstanding (including, without limitation, consents obtained in connection with a tender offer or exchange offer for the Notes), and, subject to Sections 6.2, 6.4 and 6.7 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Notes (including Additional Notes, if any) then outstanding (including consents obtained in connection with a tender offer or exchange offer for the Notes).

Without the consent of each Holder affected, a modification or amendment may not (with respect to any Notes held by a non-consenting Holder):

(1)

change the Stated Maturity of the principal of, or any installment of principal of, or interest on, any note;

(2)

reduce the principal amount of, or the rate or amount of interest on, or any premium payable with respect to, any note;

(3)

change the places or currency of payment of the principal of, or any premium or interest on, any note;

(4)

impair the right to sue for the enforcement of any payment of principal of, or any premium or interest on, any note on or after the date the payment is due;

(5)

reduce the percentage in aggregate principal amount of outstanding Notes necessary to:

(a)

modify or amend this Indenture,

(b)

waive any past default or compliance with certain restrictive provisions, or

(c)

constitute a quorum or take action at a meeting; or

(6)

otherwise modify the provisions of this Indenture concerning modification or amendment or concerning waiver of compliance with certain provisions of, or certain defaults and their consequences under, this Indenture, except to:

(a)

increase the percentage of outstanding Notes necessary to modify or amend this Indenture or to give the waiver, or

(b)

provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Note affected by the modification or waiver.

Upon the written request of the Issuer accompanied by a Board Resolution  authorizing the execution of any such amended modified indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.6 hereof, the Trustee shall join with the Issuer in the execution of such amended or supplemental indenture unless such amended or supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental indenture.

It shall not be necessary for the consent of the Holders of Notes under this Section 9.2 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After a modification or waiver under this Section 9.2 becomes effective, the Issuer shall mail to the Holders of Notes affected thereby a notice briefly describing the modification or waiver.  Any failure of the Issuer to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended Indenture or waiver.

Section 9.3.

Compliance with Trust Indenture Act.

Every amendment or supplement to this Indenture or the Notes shall be set forth in an amended or supplemental indenture that complies with the TIA as then in effect.

Section 9.4.

Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and of every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note.  However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective.  Once an amendment, supplement or waiver becomes effective in accordance with its terms, it thereafter binds every Holder (including any beneficial Holder of a Note).

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date unless the consent of the requisite number of Holders has been obtained.

Section 9.5.

Notation on or Exchange of Notes.

The Trustee may (but need not) place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated.  The Issuer in exchange for all Notes may issue and the Trustee shall (at the cost and expense of the Issuer) authenticate new Notes that reflect the amendment, supplement or waiver.

Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

Section 9.6.

Trustee To Sign Amendment, Etc.

The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment, supplement or waiver does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  The Issuer may not sign an amendment or supplemental Indenture until the Board of Directors approves such amendment or supplemental indenture.  In executing any amended or supplemental indenture, the Trustee shall be entitled to receive, in addition to the documents required by Sections 11.4 and 11.5 hereof, and, subject to Section 7.1, shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

ARTICLE X

SATISFACTION AND DISCHARGE

Section 10.1.

Satisfaction and Discharge.

This Indenture will be discharged and will cease to be of further effect as to all Notes issued hereunder (except as set forth below) when:

(1)

either:

(a)

all Notes that have been authenticated, except lost, stolen or destroyed notes that have been replaced or paid and notes for whose payment money has been deposited in trust and thereafter repaid to the Issuer, have been delivered to the Trustee for cancellation; or

(b)

all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, Government Obligations, or a combination of cash in U.S. dollars and Government Obligations, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(2)

the Issuer has paid or caused to be paid all sums payable by it under this Indenture;

(3)

in the event of a deposit as provided in clause 1(b) above, the Issuer has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Notes at maturity or the redemption date, as the case may be; and

(4)

In addition, the Issuer must deliver an Officers’ Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Notwithstanding the satisfaction and discharge of this Indenture, if money shall have been deposited with the Trustee pursuant to subclause (b) of clause (1) of this Section 10.1, the provisions of Section 10.2 and Section 8.6 shall survive.

Section 10.2.

Application of Trust.

Subject to the provisions of Section 8.6 hereof, all money deposited with the Trustee pursuant to Section 10.1 shall be held in trust and, at the written direction of the Issuer, be invested prior to maturity in Government Obligations, and applied by the Trustee in accordance with the provisions of the Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest for the payment of which money has been deposited with the Trustee; but such money need not be segregated from other funds except to the extent required by law.

ARTICLE XI

MISCELLANEOUS

Section 11.1.

Trust Indenture Act Controls.

If any provision hereof limits, qualifies or conflicts with a provision of the TIA or another provision that would be required or deemed under such Act to be part of and govern this Indenture if this Indenture were subject thereto, the latter provision shall control.  If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 11.2.

Notices.

Any notice or communication by the Issuer or the Trustee to others is duly given if in writing and delivered in person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others’ address:

If to the Issuer:

Springleaf Finance Corporation
601 N.W. Second Street

Evansville, Indiana 47708

Attention:  Treasurer
Fax:  (812) 468-5352

With a copy to:

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036

Attention: Gregory Fernicola, Esq.

Fax: (917) 777-2918

If to the Trustee:

Wilmington Trust, National Association

1100 N. Market Street

Wilmington, Delaware 19890

Attention:  Global Capital Markets- Springleaf Finance Corporation
Fax: (302) 636 4145

Each of the Issuer and the Trustee, by notice to the other, may designate additional or different addresses for subsequent notices or communications.

All notices and communications (other than those sent to Holders) shall be deemed to have been duly given:  at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Anything herein to the contrary notwithstanding, any notice or communication to the Trustee will not be effective or be deemed to have been duly given unless and until such notice or communication is actually received by the Trustee at the Corporate Trust Office of the Trustee.

The Trustee shall have the right, but shall not be required, to rely upon and comply with instructions and directions sent by e-mail, facsimile and other similar unsecured electronic methods by Persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Issuer or a Holder (including any beneficial holder of a Note).  The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Issuer; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Issuer as a result of such reliance upon or compliance with such instructions or directions.  The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties.

Any notice or communication to a Holder will be mailed by first class mail, postage prepaid, to its address shown on the register kept by the Registrar.  Any notice or communication will also be so mailed to any Person described in TIA § 313(c), to the extent required by the TIA.  Failure to mail a notice or communication to a Holder or any defect in it will not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed to a Holder or the Issuer in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

If the Issuer mails a notice or communication to Holders, it will send by mail or otherwise as permitted by this Indenture a copy to the Trustee and each Agent at the same time.

Notwithstanding any other provision of this Indenture or any Note, where this Indenture or any Note provides for notice of any event (including any notice of redemption) to a Holder of a Global Note (whether by mail or otherwise), such notice shall be sufficiently given if given to the Depositary for such Note (or its designee) pursuant to the applicable procedures of the Depositary.

Section 11.3.

Communication by Holders of Notes with Other Holders of Notes.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Notes.  The Issuer, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

Section 11.4.

Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuer to the Trustee to take any action under this Indenture, the Issuer shall furnish to the Trustee:

(a)

an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)

an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 11.5.

Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(a)

a statement that the Person making such certificate or opinion has read such covenant or condition;

(b)

a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)

a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with (and, in the case of an Opinion of Counsel, may be limited to reliance on an Officer’s Certificate as to matters of fact);  and

(d)

a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 11.6.

Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.7.

No Personal Liability of Directors, Officers, Employees and Stockholders.

No director, officer, employee, incorporator or stockholder, member or limited partner of the Issuer or its parent companies, shall have any liability for any obligations of the Issuer under the Notes, this Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder of Notes by accepting a Note waives and releases all such liabilities.  The waiver and release are part of the consideration for issuance of the Notes.

Section 11.8.

Governing Law; Submission to Jurisdiction; Waiver of Jury Trial.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.  The parties to this Indenture each hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan in the City of New York in any action or proceeding arising out of or relating to the Notes or this Indenture, and all such parties hereby irrevocably agree that all claims in respect of such action or proceeding may be heard and determined in such New York State or federal court and hereby irrevocably waive, to the fullest extent that they may legally do so, the defense of an inconvenient forum to the maintenance of such action or proceeding.  Nothing herein shall affect the right of the Trustee or any Holder of the Notes to serve process in any manner permitted by law.  EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INDENTURE.

Section 11.9.

No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Issuer or its Subsidiaries or of any other Person.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.10.

Successors.

All agreements of the Issuer in this Indenture and the Notes shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

Section 11.11.

Severability.

In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.12.

Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

Section 11.13.

Table of Contents, Headings, Etc.

The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture, which have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 11.14.

USA PATRIOT Act.

The Issuer shall provide to the Trustee such information as the Trustee may reasonably request to permit the Trustee to comply with its obligations under the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001).

[Signatures on following page]

SIGNATURES

SPRINGLEAF FINANCE CORPORATION

By:

/s/ David M. McManigal

Name: David M. McManigal

Title:   Assistant Treasurer

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By:

/s/ Michael G. Oller, Jr.

Name: Michael G. Oller, Jr.

Title:   Assistant Vice President

EXHIBIT A

FORM OF NOTE

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

SPRINGLEAF FINANCE CORPORATION

6.00% SENIOR NOTE DUE 2020

CUSIP No. [

]

ISIN No. [

]1

No. ___________

$_____________________

Interest Payment Dates:  June 1 and December 1
Record Dates:  May 15 and November 15

SPRINGLEAF FINANCE CORPORATION, an Indiana corporation (the “Issuer”, which term includes any successor entity under the Indenture hereafter referred to), for value received, promises to pay to CEDE & Co. or registered assigns, the principal sum of _____________________ Dollars on June 1, 2020 [(or such other amount as indicated on the Schedule of Exchanges of Interest attached hereto)]2.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefits under the Indenture referred to on the reverse hereof or be valid or obligatory for any purpose.

_______________

(1)

Rule 144A Note CUSIP:  85172F AA7

Rule 144A Note ISIN:  US85172FAA75

Regulation S Note CUSIP:  U84582 AA0

Regulation S Note ISIN:  USU84582AA01

(2)

To be included only in Global Notes.

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

Dated:

SPRINGLEAF FINANCE CORPORATION

By:

__________________________________

Name:

Title:

By:

__________________________________

Name:

Title:

This is one of the Notes referred to
in the within-mentioned Indenture:

WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee

By:

__________________________________

Name:

Title:

(Back of Note)

6.00% Senior Notes due 2020

Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

1.

Interest.  The Issuer promises to pay interest on the principal amount of this Note at the rate of 6.00% per annum from the date of original issuance until Maturity and shall pay the Additional Interest, if any, payable pursuant to the Registration Rights Agreement referred to below.  The Issuer will pay interest and Additional Interest, if any, semi-annually on June 1 and December 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”).  Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest and Additional Interest, if any, shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date with respect to a Note issued on the Issue Date shall be December 1, 2013.  The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue payments of the principal or Redemption Price of this Note from time to time on demand at a rate equal to the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Additional Interest, if any, (without regard to any applicable grace periods) hereon from time to time on demand at the same rate to the extent lawful.  Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.

Method of Payment.  The Issuer will pay interest on the Notes and Additional Interest, if any, to the Persons who are registered Holders of Notes at the close of business on the May 15 and November 15 (whether or not a Business Day), as the case may be, next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest.    Principal or the Redemption Price, interest and Additional Interest, if any, on the Notes will be payable at the office or agency of the Issuer maintained for such purpose, or, at the option of the Issuer, payment of interest and Additional Interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders, or by wire transfer of immediately available funds with respect to Notes the Holders of which shall have provided wire transfer instructions to the Trustee or the Paying Agent.  Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

3.

Paying Agent and Registrar.  Initially, the Trustee under the Indenture, will act as Paying Agent and Registrar.  The Issuer may change any Paying Agent or Registrar without notice to any Holder.  The Issuer may act in any such capacity.

4.

Indenture.  The Issuer issued the Notes under an Indenture dated as of May 29, 2013 (as it may be amended or supplemented from time to time pursuant to the terms thereof, the “Indenture”) between the Issuer and the Trustee.  This Note is one of a duly authorized issue of Notes of the Issuer designated as its 6.00% Senior Notes due 2020.  The Issuer shall be entitled to issue Additional Notes pursuant to Article II of the Indenture.  The Notes and Additional Notes (including, in each case, any Exchange Notes issued in exchange therefor) shall be treated as a single class of securities for all purposes under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended.  The Notes are subject to all such terms, and Holders are referred to the Indenture and such act for a statement of such terms.  The Notes are general obligations of the Issuer. To the extent an provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

5.

Optional Redemption.  The Issuer may redeem any or all of the Notes at any time and from time to time prior to the Stated Maturity of the Notes, upon not less than 30 nor more than 60 days’ prior notice at a redemption price equal to the sum of (i) 100% of the principal amount thereof, plus (ii) the Applicable Premium as of the date of redemption, plus (iii) accrued and unpaid interest to the date of redemption (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

6.

Notice of Redemption.  Subject to the provisions of the Indenture, a notice of redemption will be mailed (or electronically transmitted) at least 30 days but not more than 60 days before the Redemption Date to each Holder whose Notes are to be redeemed in whole or in part at its registered address or otherwise in accordance with the procedures of DTC, with a copy to the Trustee; provided that redemption notices may be mailed more than 60 days prior to a Redemption Date if such notice is issued in connection with a Legal Defeasance or Covenant Defeasance pursuant to Article VIII of the Indenture or a satisfaction and discharge of the Indenture pursuant to Article X thereof.  Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed.  On and after the Redemption Date interest ceases to accrue on Notes or portions thereof called for redemption.

7.

Denominations, Transfer, Exchange.  The Notes are in registered form without coupons in denominations of $2,000 and integral multiples of $1,000 in excess thereof.  The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.  The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture.  The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part.  Also, it need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

8.

Persons Deemed Owners.  The registered Holder of a Note may be treated as its owner for all purposes.

9.

Amendment, Supplement and Waiver.  The Indenture and the Notes may be amended or supplemented as provided in the Indenture.

10.

Defaults and Remedies.  The Events of Default relating to the Notes are defined in Section 6.1 of the Indenture. If an Event of Default with respect to the Notes  shall have occurred and be continuing, the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding by notice to the Issuer may declare to be immediately due and payable the principal amount of all the Notes then outstanding, plus accrued but unpaid interest to the date of acceleration; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the registered Holders of a majority in aggregate principal amount of the Notes then outstanding, may rescind and annul such acceleration if all Events of Default, other than the nonpayment of accelerated principal or interest, have been cured or waived as provided in the Indenture.  Notwithstanding the foregoing, in the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization with respect to the Issuer shall occur, such amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

Holders may not enforce the Indenture or the Notes except as provided in the Indenture. The Trustee may withhold from the Holders of the Notes notice of any Default (other than payment Defaults) if the Trustee considers it to be in the best interest of the Holders of the Notes to do so.  The registered Holders of a majority in principal amount of the Notes then outstanding shall have the right to waive any existing Default, other than payment Defaults, with respect to the Notes or compliance with any provision of the Indenture and to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, subject to certain limitations specified in the Indenture.

11.

Trustee Dealings with the Issuer.  Subject to certain limitations, the Trustee under the Indenture, in its individual or any other capacity, may become owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates as if it were not Trustee.

12.

No Recourse Against Others.  No past, present or future director, officer, employee, incorporator, agent, member, manager, partner or stockholder or Affiliate of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes, the Indenture or the Registration Rights Agreement or for any claim based on, in respect of, or by reason of, such obligations or their creation.  Each Holder by accepting a Note waives and releases all such liability.  The waiver and release are part of the consideration for the issuance of the Notes.

13.

Authentication.  This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

14.

Abbreviations.  Customary abbreviations may be used in the name of a Holder or an assignee, such as:  TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

15.

Discharge Prior to Maturity.  If the Issuer deposits with the Trustee or Paying Agent cash or Government Obligations sufficient to pay the principal or Redemption Price of, and interest and Additional Interest, if any, on, the Notes to maturity or a specified Redemption Date and satisfies certain conditions specified in the Indenture, the Issuer will be discharged from the Indenture, except for certain Sections thereof.

16.

Governing Law.  THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

17.

CUSIP Numbers.  Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders.  No representation is made as to the correctness or accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption or repurchase and reliance may be placed only on the other identification numbers placed thereon.

[18.

Registration Rights.  In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of May 29, 2013 among the Issuer and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time and, with respect to any Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuer and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Additional Notes to register such Additional Notes under the Securities Act (collectively, the “Registration Rights Agreement”).] 3

The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture.  Request may be made to:

Springleaf Finance Corporation
601 N.W. Second Street

Evansville, Indiana 47708

Attention:  Treasurer
Fax:  (812) 468-5352

_______________

(3)

To be included only if Note bears the Private Placement Legend

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to

___________________________________________________________________________

(Insert assignee’s soc. sec. or tax I.D. no.)

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

___________________________________________________________________________

(Print or type assignee’s name address and zip code)

and irrevocably appoint ________________________________________________________

agent to transfer this Note on the books of the Issuer.  The agent may substitute another to act for him.

Date:

_____________________

Your Signature: __________________________

(Sign exactly as your name appears on the face of this Note)

Signature Guarantee: ______________________________________________

(Participant in recognized signature guarantee medallion program)

SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

The initial outstanding principal amount of this Global Note is $__________. The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian

*

This schedule should be included only if the Note is issued in global form.

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

Springleaf Finance Corporation
601 N.W. Second Street

Evansville, Indiana 47708

Attention:  Treasurer

Wilmington Trust, National Association, as Registrar
1100 N. Market Street

Wilmington, Delaware 19890

Attention:  Global Capital Markets- Springleaf Finance Corporation

Re:  Springleaf Finance Corporation 6.00% Senior Notes due 2020

Reference is hereby made to the Indenture, dated as of May 29, 2013 (the “Indenture”), between Springleaf Finance Corporation, an Indiana corporation (the “Issuer”) and Wilmington Trust, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

___________________ (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the “Transfer”), to  ___________________________ (the “Transferee”), as further specified in Annex A hereto.  In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.  ☐  Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A.  The Transfer is being effected pursuant to and in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.  ☐  Check if Transferee will take delivery of a beneficial interest in the Regulation S Global Note or a Restricted Definitive Note pursuant to Regulation S.  The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser).  Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.  ☐  Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S.  The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

(a)

☐  such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

(b)

☐  such Transfer is being effected to the Issuer or a subsidiary thereof;

or

(c)

☐  such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act.

4.  ☐  Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.

(a)

☐  Check if Transfer is pursuant to Rule 144.  (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the

Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(b)

☐  Check if Transfer is Pursuant to Regulation S.  (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

(c)

☐  Check if Transfer is Pursuant to Other Exemption.  (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act.  Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

_______________________________________
[Insert Name of Transferor]

By:

__________________________________

Name:

Title:

Dated:  _______________________

Signature Guarantee*:  _________________________

*

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

ANNEX A TO CERTIFICATE OF TRANSFER

1.

The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

(a)

☐  a beneficial interest in the:

(i)

☐  144A Global Note (CUSIP _________), or

(ii)

☐  Regulation S Global Note (CUSIP _________), or

(b)

☐  a Restricted Definitive Note.

2.

After the Transfer the Transferee will hold:

[CHECK ONE]

(a)

☐  a beneficial interest in the:

(i)

☐  144A Global Note (CUSIP _________), or

(ii)

☐  Regulation S Global Note (CUSIP _________), or

(iii)

☐  Unrestricted Global Note (CUSIP _________); or

(b)

☐  a Restricted Definitive Note; or

(c)

☐  an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

Springleaf Finance Corporation

601 N.W. Second Street

Evansville, Indiana 47708

Attention:  Treasurer

Wilmington Trust, National Association, as Registrar

1100 N. Market Street

Wilmington, Delaware 19890

Attention:  Global Capital Markets- Springleaf Finance Corporation

Re:  Springleaf Finance Corporation 6.00% Senior Notes due 2020

(CUSIP ____________)

Reference is hereby made to the Indenture, dated as of May 29, 2013 (the “Indenture”), between Springleaf Finance Corporation, an Indiana corporation (the “Issuer”) and Wilmington Trust, National Association, as trustee.  Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________________ (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”).  In connection with the Exchange, the Owner hereby certifies that:

1.

Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

(a)

☐  Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(b)

☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(c)

☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

(d)

☐  Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note.  In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.

Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

(a)

☐  Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note.  In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

(b)

☐  Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note.  In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ 144A Global Note, ☐

Regulation S Global Note,  with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States.  Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

________________________________________
[Insert Name of Transferor]

By:

___________________________________

Name:

Title:

Dated:  _______________________

Signature Guarantee*:  _________________________

*

Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

E-1